Exhibit 10.20

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

CONTROLLED EQUITY OFFERINGSM

Amendment No. 3 to
SALES AGREEMENT

November 26, 2012

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated July 2, 2010, as amended by Amendment No. 1 dated July 26, 2011 and Amendment No. 2 dated December 28, 2011 (the “Sales Agreement”), between Cantor Fitzgerald & Co. (“CF&Co”) and Chelsea Therapeutics International, Ltd., a Delaware corporation (the “Company”), pursuant to which the Company agreed to sell through CF&Co, as sales agent, up to $19,750,000 of shares of common stock, par value $0.0001 per share, of the Company. All capitalized terms used in this Amendment No. 3 to Sales Agreement between CF&Co and the Company (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Sales Agreement. CF&Co and the Company agree as follows:

A.	Amendments to Sales Agreement. The Sales Agreement is amended as follows:

1.	The first sentence of the first paragraph of Section 1 of the Sales Agreement is hereby amended to replace the term “$19,750,000” with “$20,000,000”.

2.	The first sentence of the second paragraph of Section 1 of the Sales Agreement is hereby amended to replace the term “Form S-3 (File No. 333-161236)” with “Form S-3 (File No. 333-179183)”.

3.	The following sentence shall be added as the third sentence, to the second paragraph of Section 1 of the Sales Agreement:

“The Company may file one or more additional registration statements from time to time that will contain a base prospectus and/or prospectus supplement with respect to the Placement Shares.”

4.	The first sentence of the Placement Notice attached as Schedule 1 to the Sales Agreement shall be amended to add “as amended on July 26, 2011, December 28, 2011 and November 26, 2012” immediately after “July 2, 2010”.

5.	Schedule 3 shall be amended by deleting “Simon Pedder (simon.pedder@chelsearx.com)” and “Peter Dippolito (pdippolito@cantor.com)” and adding “Joseph Oliveto (oliveto@chelsearx.com)” under “The Company.”

6.	The first sentence of the Form of Representation Date Certificate attached as Exhibit 7(l) to the Sales Agreement is amended to add “as amended on July 26, 2011, December 28, 2011 and November 26, 2012” immediately before “(the “Sales Agreement”)”.

B.          Prospectus Supplement. The Company shall file a 424(b) Prospectus Supplement reflecting this Amendment within 2 business days of the date hereof.

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C.          No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Sales Agreement shall continue in full force and effect.

D.          Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

E.          Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

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If the foregoing correctly sets forth the understanding between the Company and CF&Co, please so indicate in the space provided below for that purpose, whereupon this Amendment No. 3 to Sales Agreement shall constitute a binding agreement between the Company and CF&Co.

Very truly yours,

CHELSEA THERAPEUTICS
INTERNATIONAL, LTD.

By:	/s/ J. Nick Riehle

Name: J. Nick Riehle
Title: Vice President and Chief Financial Officer

ACCEPTED as of the date first-above written:

CANTOR FITZGERALD & CO.

By:	/s/ Jeffrey Lumby

Name: Jeffrey Lumby
Title: Senior Managing Director